EXHIBIT 1

                                    AGREEMENT

     This Agreement is made as of the 5th day of February, 1998 between Alda Multichannels Ltd. ("Alda") and Matthew Oristano ("Oristano").

     The Parties hereto hereby agree that a single, joint statement containing the information required by Schedule 13D under the Securities Exchange Act of 1934 with respect to the beneficial ownership of shares of Common Stock of People's Choice TV Corp., a Delaware corporation, may be filed with the Securities and Exchange Commission on behalf of each of Alda and Oristano.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                               ALDA MULTICHANNELS LTD.


                                               By:/s/ Matthew Oristano
                                                  ------------------------------
                                                   Matthew Oristano,  Chairman


                                               /s/ Matthew Oristano
                                               ---------------------------------
                                                   Matthew Oristano